UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 18, 2017

UNIVERSAL FOREST PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan		49525
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.Corporate Governance and Management

Item 5.07.Submission of Matters to a Vote of Security Holders

On April 18, 2017, the Company held its 2017 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies; the proposals are described in detail in the Company’s Proxy Statement dated March 9, 2017.  The voting results are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2020 Annual Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Against	Abstain	Broker Non-Votes
Gary F. Goode	17,692,432	229,721	10,622	964,458
Mary E. Tuuk	17,846,044	76,127	10,604	964,458
Michael G. Wooldridge	17,841,029	79,743	12,003	964,458

Proposal 2 – Approval of Amendment to the Articles of Incorporation to add an additional 40,000,000 shares of common stock.

The shareholders approved the Amendment to the Articles of Incorporation to add an additional 40,000,000 shares of common stock.

For	Against	Abstain
15,137,263	3,619,813	140,157

Proposal 3 – Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for Fiscal 2017.

The shareholders ratified the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal 2017.

For	Against	Abstain
18,834,791	57,325	5,117

Proposal 4 –Advisory (Non-Binding) Vote on Executive Compensation.

The shareholders approved the proposed resolution to approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstain	Broker Non-Votes
13,121,916	4,737,393	73,466	964,458

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2017	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer